SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rural Cellular Corporation
(Exact name of registrant as specified in charter)

Minnesota	41-1693295
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3905 Dakota Street S.W., Alexandria Minnesota	56308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement number to which this form relates:   Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Share Purchase Right

(Title of class)

This Amendment No. 3 on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Rural Cellular Corporation on May 19, 1999, the information set forth on Form 8-A/A-1 filed by Rural Cellular Corporation on April 18, 2000 and the information set forth on Form 8-A/A-2 filed by Rural Cellular Corporation on July 29, 2007.

Item 1.         Description of Registrant’s Securities to be Registered.

As previously reported, on July 29, 2007, Rural Cellular Corporation (the “Company”), Verizon Wireless (“Verizon”), Airtouch Cellular and Rhino Merger Sub Corporation (“Merger Sub”) entered into an Agreement and Plan of Merger pursuant to which Merger Sub, an indirect wholly-owned subsidiary of Verizon, will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a subsidiary of Verizon.

In connection with the consummation of the Merger and transactions related thereto, on August 1, 2008, the board of directors of the Company approved the Third Amendment (the “Amendment”) to the Class A Share Rights Agreement, dated as of April 30, 1999, as amended on March 31, 2000 and July 29, 2007, between the Company and Wells Fargo Bank, N.A., as successor rights agent (as so amended, the “Rights Agreement”).   The Amendment, effective prior to the consummation of the Merger and certain transactions related thereto, renders the Rights Agreement inapplicable to such transactions related to the consummation of the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.

As of August 5, 2008, there were 15,981,449 shares of the Company’s Class A common stock issued and outstanding.

Item 2.         Exhibits.

4.1
Class A Share Rights Agreement, dated April 30, 1999, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 1 to Registrant’s Registration Statement on Form 8-A filed May 19, 1999).

4.2
Amendment to the Class A Share Rights Agreement, dated March 31, 2000, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 1-A to Registrant’s Registration Statement on Form 8-A/A-1 filed April 18, 2000).

4.3
Second Amendment to Class A Share Rights Agreement, dated July 29, 2007, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form 8-A/A-2 filed July 29, 2007).

4.4	Third Amendment to Class A Share Rights Agreement, dated August 6, 2008, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RURAL CELLULAR CORPORATION

	By:	/s/ Richard Ekstrand
	Name:	Richard Ekstrand
	Title:	President and Chief Executive Officer

August 6, 2008

EXHIBIT INDEX

No.	Exhibit

4.1
Class A Share Rights Agreement, dated April 30, 1999, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 1 to Registrant’s Registration Statement on Form 8-A filed May 19, 1999).

4.2
Amendment to the Class A Share Rights Agreement, dated March 31, 2000, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 1-A to Registrant’s Registration Statement on Form 8-A/A-1 filed April 18, 2000).

4.3
Second Amendment to Class A Share Rights Agreement, dated July 29, 2007, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form 8-A/A-2 filed July 29, 2007).

4.4	Third Amendment to Class A Share Rights Agreement, dated August 6, 2008, between Rural Cellular Corporation and Wells Fargo Bank, N.A., as successor rights agent.